                                                                     Exhibit 3.2

                              CODE OF REGULATIONS

                                   ARTICLE 1
                           Meetings of Shareholders
                           ------------------------

1.1       Annual Meeting.
          --------------

     An annual meeting of the shareholders, for the purpose of electing directors and transacting such other business as may come before the meeting, shall be held within 150 days of the Company's fiscal year end at such place and on such day and at such hour as the Board of Directors may select, or if the Board fails to fix a date and time for the meeting any year, at 2:00 p.m. on the last Wednesday of April of each year if not a legal holiday . In any event, if the day so designated is a legal holiday under Ohio law, the annual meeting shall be held on the first succeeding day which is not a Sunday or legal holiday. If for any reason the election of directors is not held at the annual meeting or any adjournment thereof, the board of directors shall cause the election to be held at a special shareholders' meeting as soon thereafter as is convenient. At any such special meeting, the shareholders may elect directors and transact any other business with the same effect as at an annual meeting.

1.2       Special Meetings.
          ----------------

     A special meeting of the shareholders may be called by the chairman of the board, if any, or the president, or by a majority of the directors acting with or without a meeting, or by the holders of record of twenty-five percent of all the shares outstanding at the time of the calling of such meeting and then
entitled to be voted at a shareholders' meeting.   Upon delivery to the
president or secretary of a request in writing for a shareholders' meeting by any persons entitled to call such meeting, it shall be the duty of the officer to whom the request is delivered to give notice to the shareholders of such meeting. Said request shall specify the objects or purposes and the date and hour for such meeting. The date shall be at least 10 and not more than 60 days after delivery of the request. If, upon such a request, such officer does not within 5 days call the meeting, the persons making such request may call it by giving notice as provided in (S)1.4, or by causing it to be given by any designated representative.

1.3       Place of Meetings.
          -----------------

     All shareholders' meetings shall be held at such place or places, within or without the State of Ohio, as may from time to time be fixed by the board of directors, or if not so fixed, then as shall be specified in the respective notices or waivers of notice thereof.

1.4       Notice of Meetings.
          ------------------

     Every shareholder shall furnish the secretary of the company with an address at which notices of meetings and all other corporate notices may be served on or mailed to him. Except as otherwise expressly required by law, notice of each shareholders' meeting, whether annual or special, shall, not more than 60 days and at least 10 days before the date specified for the meeting, be given by the president or secretary, or, in case of their refusal or failure to do so, by the person or persons entitled to call such meeting, to each shareholder entitled to notice of the meeting, by delivering a written or printed notice thereof to him personally or by posting it in a postage-prepaid envelope addressed to him at his address furnished by him as above provided, or, if he shall not have furnished such address, then at his post-office address last known to sender. Except when expressly required by law, no publication of any notice of a shareholders' meeting shall be required. If shares are transferred after notice has been given, notice need not be given to the transferee. A record date may be fixed for determining the shareholders entitled to notice of any meetings of shareholders, in accordance with the provisions of (S)1.12. Every notice of a shareholders' meeting, besides stating the time and place of the meeting, shall state briefly the objects or purposes thereof as may be specified by the person or persons requesting or calling the meeting. Only the business provided for in such notice shall be taken up at the meeting. Notice of the adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

1.5       Waiver of Notice.
          ----------------

     Any shareholder, either before or after any meeting, may waive any notice thereof required by law, the articles, or these regulations. Waivers must be in writing and filed with or entered upon the records of the meeting. Notice of a meeting will be deemed to have been waived by any shareholder who attends such meeting either in person or by proxy, and who does not, before or at the commencement of the meeting, protest the lack of proper notice.

1.6       Quorum.
          ------

     At all shareholders' meetings, the holders of shares entitling them to exercise a majority of the voting power of the company, present in person or by proxy and entitled to vote, shall constitute a quorum for the transaction of business, except when a greater number is required by law, the articles of incorporation, or these regulations. In the absence of a quorum at any meeting or any adjournment thereof, a majority in voting power of the shareholders present in person or by proxy and entitled to vote or, in the absence of all the shareholders, any officer entitled to preside or act as secretary of the meeting, may adjourn the meeting from time to time. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

1.7       Organization.
          ------------

     At each shareholders' meeting, the chairman of the board, if any, or, in his absence, the president, or, in the absence of both of them, a chairman chosen by a majority in voting power of the shareholders present in person or by proxy and entitled to vote, shall act as chairman, and the secretary of the company, or, in his absence, any assistant secretary, or, in the absence of all of them, any person whom the chairman of the meeting appoints, shall act as secretary of the meeting.

1.8       Order of Business.
          -----------------

     The order of business at all shareholders' meetings shall be as follows:

     1.        Roll Call;
     2.        Appointment of inspectors of election, if requested;
     3.        Proof of notice of meeting or waiver thereof;

     A QUORUM BEING PRESENT:

     4. Reading of minutes of preceding meeting and acting thereon, unless dispensed with by unanimous consent;
     5.        Report of board of directors, if any;
     6.        Reports of officers, if any;
     7.        Reports of committees, if any;
     8         Election of directors, if any;
     9.        Unfinished business, if any, and
     10.       New business, if any.

The order of business at any meeting may, however, be changed by the vote of a majority in voting power of those present in person or by proxy and entitled to vote, or by their unanimous consent. The treasurer shall, in his report at the annual meeting, or the meeting held in lieu thereof, lay before the meeting the financial statement referred to below in (S)3.11(e), unless dispensed with by unanimous consent.

1.9       Procedures for Proposing Consideration of Business.
          --------------------------------------------------

     Unless proposed by a majority of the Board of Directors, no business shall be eligible for consideration at annual or special meetings of shareholders unless a written statement setting forth the business and the purpose therefor is delivered to the Board of Directors not less than sixty (60) days prior to the annual or special meeting at which such business is to occur.

1.10      Voting.
          ------

     Each holder of a share or shares of the class or classes entitled to vote by law or the articles of incorporation shall be entitled to one vote in person or by proxy for each such share registered in his name on the books of the company. As provided below in (S)1.12 of this Article 1, a record date for determining which shareholders are entitled to vote at any meeting may be fixed. Shares of its own stock belonging to the company shall not be voted directly or indirectly. Persons holding voting shares in a fiduciary capacity shall be entitled to vote the shares so held. A shareholder whose voting shares are pledged shall be entitled to vote the shares standing in his name on the books of the company. Upon a demand for a share vote upon any question by any shareholder present in person or by proxy at any meeting and entitled to vote thereat, such share vote shall immediately be taken. Upon request of any such shareholder, a share vote shall be by ballot. Each ballot shall be signed by the shareholder voting, or in his name by his proxy if there be such proxy, and shall state the number of shares voted by him. Otherwise, share votes shall be made orally.

1.11      Proxies.
          -------

     Any shareholder who is entitled to attend a shareholders' meeting, or to vote thereat, or to assent or to give consents in writing, shall be entitled to exercise such right and any other of his rights by a proxy or proxies appointed by a writing signed by such shareholder, which need not be sealed, witnessed, or acknowledged. Except as herein otherwise specifically provided, actions taken by proxy or proxies shall be governed by the provisions of (S)1701.48 of the Ohio Revised Code, or any future statute of like tenor or effect, including the provisions relating to the sufficiency of the writing, duration of the validity of the proxy or proxies, power of substitution, revocation, and all other provisions.

1.12      Procedures for Nomination of Directors.
          --------------------------------------

     Unless nominated by a majority for the Board of Directors, no nomination of any candidate for election by shareholders as a director shall be eligible for consideration unless a written statement setting forth such candidate's name, qualifications and background is delivered to the Board of Directors not less than sixty (60) days prior to the annual or special meeting at which an election for directors is to occur.

1.13      Inspectors of Elections.
          -----------------------

     Inspectors of elections may be appointed and act as provided in (S)1701.50 of the Ohio Revised Code, or any future statute of like tenor or effect.

1.14      Fixing Record Date.
          ------------------

     The board of directors may fix in advance a date, not exceeding 60 days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of any such meeting, or to vote at any such meeting, or to receive payment of any such dividend, or to receive any such allotment of rights, or to exercise the rights in respect of any such change, conversion, or exchange. Only the shareholders of record on the date so fixed shall be entitled to receive notice of such meeting, or to vote at such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any share on the books of the company after such record date. The shareholders of record on any such date shall be determined as of the close of business on that date.

1.15      List of Shareholders at Meetings.
          --------------------------------

     Upon request of any shareholder at any meeting of shareholders, there shall be produced at such meeting an alphabetically arranged list, or classified lists, of the shareholders of record as of the applicable record date, who are entitled to vote, showing their respective addresses and the number and classes of shares held by each.

                                   ARTICLE 2
                              Board of Directors
                              ------------------
2.1       General Powers of Board.
          -----------------------

     The powers of the company shall be exercised, its business and affairs shall be conducted, and its property shall be controlled by the Board of Directors, except as otherwise provided by the law of Ohio, the articles, or these regulations.

2.2       Number and Qualifications.
          -------------------------

     The number of directors shall be not less than five nor more than twelve. The number of directors may be set or changed at a meeting of the shareholders called for the purpose of electing directors at which a quorum is present, by the affirmative vote of the holders of a majority of shares which are represented at the meeting and entitled to vote on such proposal, but no such reduction in number of directors shall of itself have the effect of shortening the term of any incumbent director. Between annual meetings of shareholders, the Board of Directors may appoint up to two additional directors, in excess of the number then authorized by the shareholders; provided, however, that in any
                                                --------
case there may not be more than twelve directors. At such time as such additional directors are appointed, the Board of Directors shall determine the length of the remaining term of such directors.

     Up to two (2) directors may be named as honorary directors. In addition, persons may be named as Directors Emeritus, to serve continuously in such honorary capacity.

     Directors of FC Bank Corp shall have qualified as directors of Farmers Citizens Bank of Bucyrus. Directors elected to the Board shall discontinue service at such time as they have reached age 70.

2.3       Compensation and Expenses.
          -------------------------

     The directors shall be entitled to such compensation, on a monthly or annual basis, or on the basis of meetings of the board attended, or on both bases, as the Board of Directors may from time to time determine and establish. No director shall be precluded from serving the company as an officer or in any other capacity, or from receiving compensation therefor. Directors may be reimbursed for their reasonable expenses incurred in the performance of their duties, including the expense of traveling to and from meetings of the board, if such reimbursement is authorized by a majority of them.

2.4       Election of Directors.
          ---------------------

     At each meeting of the shareholders for the election of directors at which a quorum is present, the persons receiving the greatest number of votes shall be the directors. No holder of shares of any class shall have the right to vote cumulatively in the election of directors.

2.5       Term of Office.
          --------------

     Unless he shall earlier resign, is removed as hereinafter provided, dies, or is adjudged mentally incompetent, each director shall hold office until the sine die adjournment of the annual meeting of shareholders three (3) years following his election, or the taking by the shareholders of action in writing in lieu of such meeting, or, if the election of directors shall not be held at that annual meeting or any adjournment thereof, until the sine die adjournment of the special meeting of the shareholders for the election of directors held thereafter as provided in (S)1.1 of Article 1, of these regulations, or the taking by the shareholders of action in writing in lieu of such a meeting, and until his successor is elected and qualified.

2.6       Resignations.
          ------------

     Any director may resign by giving written notice to the president or the secretary of the company. Such resignation shall take effect at the time specified therein. Unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

2.7       Vacancies.
          ---------

     A vacancy in the board of directors may be filled by a majority vote of the remaining directors, even though they are less than a quorum, until the shareholders hold an election to fill the vacancy. Shareholders entitled to elect directors may elect a director to fill any vacancy in the board (whether or not the vacancy has previously been temporarily filled by the remaining directors) at any shareholders' meeting called for that purpose. In any case, there shall not be in excess of two (2) vacancies on the Board of Directors at any time.

2.8       Bylaws, etc.
          ------------

     The board of directors shall adopt a Code of Bylaws to govern the transaction of its business; the manner of calling, and the places and manner of holding, its meetings; and any other matters which it determines to include therein; but no provision thereof may conflict with any provision of these regulations. (See, also, (S)4.3, below).

2.9       Quorum and Manner of Acting.
          ---------------------------

     A majority of the number of directors fixed in or established pursuant to
(S)2.2 as at the time of any meeting of the board of directors, must be present either in person or by means of communications equipment at such meeting in order to constitute a quorum for the transaction of business. Meetings of the directors may be held through any communications equipment if all persons participating can hear each other and participation in a meeting pursuant to this section shall constitute presence at such meeting. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors. In the absence of a quorum, a majority of those present may adjourn a meeting from time to time until a quorum is had. Notice of an adjourned meeting need not be given. The directors shall act only as a board. Individual directors shall have no power as such.

2.10      Removal of Directors.
          --------------------

     Any directors may be removed, with cause, at any time, by the affirmative vote of a majority in voting power of the shareholders of record of the company entitled to vote, taken at a special meeting of the shareholders called for that purpose. The vacancy in the board of directors caused by any such removal may be filled by the shareholders at such meeting.

2.11      Action in Writing in Lieu of Meeting.
          ------------------------------------

     Any action which, by virtue of any provision of the laws of Ohio, the articles, or these regulations, may be taken at a meeting of the directors, may be taken without a meeting if authorized by a writing signed by all the directors.

2.12      Committees.
          ----------

     The board of directors may designate to serve on an executive committee, an audit committee, a compensation committee, and such other committees as the directors may from time to time deem appropriate, each such committee to be comprised of not fewer than three directors. The responsibilities of such committees shall be as authorized by the board of directors from time to time.

                                   ARTICLE 3
                                   Officers
                                   --------

3.1       Number and Titles.
          -----------------

     The officers of the company shall be a president, one or more vice presidents, if needed, a treasurer, one or more assistant treasurers, if needed, a secretary, and one or more assistant secretaries, if needed. There may, in addition, be a chairman of the board, at any times during which the board shall see fit to cause such office to be filled. Furthermore, if there is more than one vice president, the board may, in its discretion, establish designations for the vice presidencies so as to distinguish them as to their functions or their order. Any person may hold two or more offices and perform the duties thereof, except that no person may be a vice president while he is president, and no person may at the same time be treasurer and an assistant treasurer or secretary and an assistant secretary. If one person is elected to the offices of secretary and treasurer, he shall be known as the secretary-treasurer, and all of the duties and authority assigned to, and all of the references made to, both the secretary and treasurer in these regulations and in the code of bylaws shall apply to the secretary-treasurer. The board of directors shall have the discretion to determine from time to time the number of vice presidents the company shall have, whether or not assistant treasurers and assistant secretaries are needed, and, if so, the number of assistant treasurers and assistant secretaries the company shall have.

3.2       Election, Terms of Office, Qualifications, and Compensation.
          -----------------------------------------------------------

     The officers shall be elected by the board of directors. Each shall be elected for an indeterminate term and shall hold office during the pleasure of the board of directors. The board of directors may hold annual elections of officers. At any time after one year following an election of a full slate of officers, an election of officers shall be held within 30 days after delivery to the president or the secretary of a written request for such election by any director. The notice of the meeting held in response to such request shall specify that an election of officers is one of the purposes thereof. The qualifications of all other officers shall be such as the board of directors may establish. The board of directors shall fix the compensation of each officer, if any.

     Upon request of the president of the company as to any other officer or officers and upon request of a majority of the members of the board of directors acting individually, as to the president, any officer receiving compensation shall enter into an agreement between the company and himself and thereby such officer shall agree to reimburse the company for any amount of the officer's salary, the deduction for which is disallowed the company by the Internal Revenue Service as being unreasonable in amount. The president is authorized to execute such agreements on behalf of the company except where the subject agreement concerns the president's salary, in which case any other officer shall be authorized to execute the agreement on behalf of the company. Execution of such a reimbursement agreement upon request, as set forth above, is a condition of future employment, and the president is authorized to discharge any officer who refuses to comply with the provisions herein, and likewise the board of directors is empowered to discharge the president from office if he refuses to so comply.

3.3       Additional Officers, Agents, Etc.
          ---------------------------------

     In addition to the officers mentioned in (S)3.1, the company may have such other officers, agents, and committees as the board of directors may deem necessary and may appoint, each of whom or each member of which shall hold office for such period, have such authority, and perform such duties as may be provided in these regulations or in the Code of Bylaws adopted by the board, or as the board may from time to time determine. The board of directors may delegate to any officer or committee the power to appoint any subordinate officers, agents, or committees. In the absence of any officer, or for any other reason, the board of directors may deem sufficient, the board of directors may delegate, for the time being, the powers and duties, or any of them of such officer to any other officer, or to any director.

3.4       Removal.
          -------

     Any officer may be removed, either with or without cause, at any time, by the board of directors at any meeting, the notices (or waivers of notices) of which shall have specified that such removal action was to be considered. Any officer appointed by an officer or committee to which the board shall have delegated the power of appointment may be removed, either with or without cause, by the committee or superior officer (including successors) who made the appointment, or by any committee or officer upon whom such power of removal may be conferred by the board of directors.

3.5       Resignations.
          ------------

     Any officer may resign at any time by giving written notice to the board of directors, the president, or the secretary. Any such resignation shall take effect at the time specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.6       Vacancies.
          ---------

     A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, shall be filled in the manner prescribed for regular appointments or elections to such office.

3.7       Powers, Authority, and Duties of Officers.
          -----------------------------------------

     Officers of the company shall have the powers and authority conferred and the duties prescribed by law, in addition to those specified or provided for in the other sections of this Article 3.

3.8       The Chairman of the Board.
          -------------------------

     The chairman of the board, if and while there be an incumbent of the office, shall preside at all meetings of the shareholders and of the directors at which he is present. He shall have and exercise general supervision over the conduct of the company's affairs and over its other officers, subject, however, to the control of the board of directors. He shall see that all orders and resolutions of the board of directors are carried into effect. He shall from time to time report to the board of directors all matters within his knowledge which the interest of the company may require to be brought to the notice of the board.

3.9       The Vice Chairman of the Board.
          ------------------------------

     The vice chairman of the board shall, in the absence of the chairman of the board, perform such duties of the chairman of the board as the chairman of the board or the board of directors may designate.

3.10      The President.
          -------------

     If and while there is no incumbent of the office of chairman of the board, and during the absence or disability of the chairman of the board, the president shall have the duties and authority specified above in (S)3.8. Subject to the control of the board of directors, the president shall superintend and manage the business of the company; coordinate and supervise the work of its other officers, except the chairman of the board; employ, direct, fix the compensation of, discipline, and discharge its personnel; employ agents, professional advisers and consultants; and perform all functions of a general manager of the company's business. As provided in (S)1701.24 of the Ohio Revised Code or any other pertinent statute, he may sign certificates for shares in the company. He may sign, execute, and deliver in the name of the company all deeds, mortgages, bonds, contracts, and other instruments either when specially authorized by the board of directors or when required or deemed necessary or advisable by him in the ordinary conduct of the company's normal business, except in cases where the signing and execution thereof shall be expressly delegated by these regulations or by the board to some other officer or agent of the company or shall be required by law or otherwise to be signed or executed by some other officer or agent. He may cause the seal of the company to be fixed to any instrument. He shall, in general, perform all duties incident to the office of the president and such other duties as from time to time may be assigned to him by the board of directors.

3.11      The Vice Presidents.
          -------------------

     The vice presidents shall perform such duties as may be assigned to them, individually or collectively, by the board of directors or by the president. In the absence or disability of the president, one or more of the vice presidents may perform such duties of the president as the president or the board of directors may designate.

3.12      The Treasurer.
          -------------

     If required by the board of directors, the treasurer shall give bond for the faithful discharge of his duties in such penal sum and with such sureties as the board of directors shall determine. He shall:

     (a) Have charge and custody of, and be responsible for, all funds, securities, notes, contracts, deeds, documents, and all other indicia of title in the company and valuable effects of the company; receive and give receipts for moneys payable to the company from any sources whatsoever; deposit all moneys in the name of the company in such banks, trust companies, or other depositaries as shall be selected by or pursuant to the directions of the board of directors; cause such funds to be disbursed by checks or drafts on the authorized depositaries of the company, signed as the board of directors may require; and be responsible for the accuracy of the amounts of, and cause to be preserved proper vouchers for, all moneys disbursed;

     (b) Have the right to require from time to time reports or statements giving such information as he may desire with respect to any and all financial transactions of the company from the officers, employees, or agents transacting the same;

     (c) Keep or cause to be kept, at the principal office or such other office or offices of the company as the board of directors shall from time to time designate, correct records of the moneys, business, and transactions of the company, and exhibit those records to any director of the company upon application at such office;

     (d) Render to the board of directors or the chairman of the board or the president whenever requested an account of the financial condition of the company and of all his transactions as treasurer and, as soon as may be after the close of each fiscal year, make and submit to the board of directors a like report for such fiscal year; and

     (e) Lay before each annual meting of the shareholders or the meeting held in lieu of it, the financial statement required by (S)1701.38 of the Ohio Revised Code, or any future statute of like tenor or effect and furnish copies of such statements to shareholders as required by said (S)1701.38 or any such future statute.

3.13      The Assistant Treasurers.
          ------------------------

     The assistant treasurers shall perform such duties as from time to time may be assigned to them, individually or collectively, by the board of directors, by the president, or by the treasurer. In the absence or disability of the treasurer, one or more of the assistant treasurers may perform such duties of the treasurer as the treasurer, the president, or the board of directors may designate.

3.14      The Secretary.
          -------------

     The secretary shall:

     (a) Keep the minutes of all meetings of the shareholders and of the board of directors in one or more books provided for that purpose;

     (b) See that all notices are duly given in accordance with these regulations or as required by law;

     (c) Be custodian of the corporate records and of the seal of the company, and see that the seal is affixed to all certificates for shares before they are issued, and to all other documents to which the seal is required to be affixed;

     (d) Have charge, directly or through such transfer agent or agents and registrar or registrars as the board of directors may appoint, of the issue, transfer, and registration of certificates for shares in the company and of the records thereof, such records to be kept in such manner as to show at any time the number of shares in the company issued and outstanding, the manner in which and time when such shares were paid for, the names and addresses of the holders of record thereof, the numbers and classes of shares held by each, and the time when each became the holder thereof;

     (e) Keep and have charge of the original or duplicate stock ledger provided for below in Article 5;

     (f) Exhibit at all reasonable times to any director the aforesaid records of the issue, transfer, and registration of such certificates, upon application at the place where those records are kept;

     (g) Have available at each shareholders' meeting the list or lists required by (S)1.13, above, certified by the officer or agent in charge of the transfer of shares;

     (h) Sign (or see that the treasurer or other proper officer of the company thereunto authorized by the board of directors signs), with the president or vice president, certificates for shares in the company;

     (i) See that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and

     (j) In general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the board of directors or the president.

3.15      The Assistant Secretaries.
          -------------------------

     The assistant secretaries shall perform such duties as from time to time may be assigned to them, individually or collectively, by the board of directors, by the president, or by the secretary. In the absence or disability of the secretary, one or more of the assistant secretaries may perform such duties of the secretary as the secretary, the president, or the board of directors may designate.

                                   ARTICLE 4
                           Shares and Their Transfer
                           -------------------------

4.1       Certificates of Shares.
          ----------------------

     Every owner of one or more shares in the company shall be entitled to a certificate or certificates, which shall be in such form as the board of directors prescribes, certifying the number and class of paid-up shares in the company owned by him. The certificates for the respective classes of such shares shall be numbered in the order in which they are issued and shall be signed in the name of the company by the president or any vice president and by the secretary, any assistant secretary, treasurer, or any assistant treasurer. The seal of the company shall be affixed thereto. A record shall be kept of the name of the owner or owners of the shares represented by each such certificate and the number of shares represented thereby, the date thereof, and in case of cancellation, the date of cancellation. Every certificate surrendered to the company for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificates until such existing certificates shall have been so cancelled, except in cases provided for below in (S)4.4.

4.2       Transfer of Shares.
          ------------------

     Transfers of shares in the company shall be made only on the books of the company by the registered holder thereof, his legal guardian, executor, or administrator, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the company or with a transfer agent appointed by the board of directors, and on surrender of the certificate or certificates for such shares. The person in whose name shares stand on the books of the company shall, to the full extent permitted by law, be deemed owner thereof for all purposes as regards the company.

4.3       Regulations.
          -----------

     The board of directors may make such rules and regulations as it may deem expedient, not inconsistent with these regulations, concerning the issue, transfer, and registration of certificates for shares. Any such rules and regulations, to be effective, shall be incorporated in the Code of Bylaws. It may appoint one or more transfer agents or one or more registrars, or both, and may require all certificates for shares to bear the signature of either or both.

4.4       Lost, Destroyed, and Mutilated Certificates.
          -------------------------------------------

     If any certificate for shares becomes worn, defaced, or mutilated but is still substantially intact and recognizable, the directors, upon production and surrender thereof, shall order it cancelled, and a new certificate issued in lieu of it. The holder of any shares shall immediately notify the company if a certificate therefor shall be lost, destroyed, or mutilated beyond recognition, and the company may issue a new certificate in the place of any certificate theretofore issued by it which is alleged to have been lost or destroyed or mutilated beyond recognition.

The board of directors may require the owner of the certificate which is alleged to have been lost, destroyed, or mutilated beyond recognition, or his legal representative, to give the company a bond with such surety or sureties, and in such penal sum, as it may direct, to indemnify the company and its directors and officers against any claim that may be made against it or any of them on account of the issuance of such new certificate in place of the allegedly lost, destroyed, or mutilated certificate. The board of directors may, however, refuse to issue any such new certificate except pursuant to legal proceedings under the laws of Ohio.

                                   ARTICLE 5
                     Examination of Books by Shareholders
                     ------------------------------------

     The board of directors may make reasonable rules prescribing under what conditions and regulations the books, records, accounts, and documents of the company, or any of them, shall be open to the inspection of the shareholder. Any such rules, to be effective, shall be incorporated in the Code of Bylaws. No shareholder shall be denied any right to inspect any book, record, account, or document of the company which is conferred by (S)1701.37 of the Ohio Revised Code or any other Ohio law. An original or duplicate stock ledger showing the names and addresses of the shareholders and the number and class of shares issued or transferred of record to or by them from time to time shall at all times during the usual hours for business be open to the examination of every shareholder at the principal office or place of business of the company in the State of Ohio.

                                   ARTICLE 6
                           Dividends, Surplus, Etc.
                           ------------------------

     Subject to the provisions of the Articles of Incorporation and of these regulations, and to the extent and as permitted by (S)1701.33 of the Ohio Revised Code or any future statute of like tenor or effect, the board of directors may declare dividends upon the shares in the company whenever and in such amounts as the Articles of Incorporation may provide, or as, in the board's opinion, the condition of the affairs of the company render advisable. The board of directors at any time may cause the company to purchase or acquire any of its shares in accordance with law, or any of its bonds, debentures, notes, scrip, or other securities or evidences of indebtedness. The board of directors shall not, however, declare dividends or purchase or acquire any shares of the company unless such dividend or purchase or acquisition will not breach any contract or covenant of the company, and it is reasonably believed that after such dividend or purchase or acquisition, the company will be able to pay its obligations as they become due in the usual course of its affairs, and such dividend or purchase or acquisition will not cause the assets of the company to be less than its liabilities plus stated capital. The company shall not speculate in its own shares or in the shares of any affiliated company. From time to time, the board may set aside from or create against annual net profits or assets in excess of the company's liabilities plus stated capital such sum or sums as the board may deem proper, as reserves to meet contingencies, or for equalizing dividends, or for the purpose of maintaining or increasing the property or business of the company. All net profits and assets in excess of liabilities plus stated capital until actually declared in dividends, or used and applied for the purposes set out in this Article 6, shall be deemed to have been so set aside by the board of directors for one or more of said purposes.

                                   ARTICLE 7
                                Indemnification
                                ---------------

     Each director (and his heirs, executors and administrators) shall be indemnified by the company against expenses, judgments, decrees, fines or penalties to the extent allowed by Section 1701.13 of the Ohio Revised Code.

                                   ARTICLE 8
                                     Seal
                                     ----

     The board of directors may provide a corporate seal, which shall be in the form of a circle and shall bear the full name of the company and the word "Seal."

                                   ARTICLE 9
                           Amendment of Regulations
                           ------------------------

     These regulations may be amended or added to, or repealed and superseded by a new Code of Regulations, at any annual or special meeting of shareholders in the notice (or waivers of notice) of which the intention to consider such amendment, addition, or repeal is stated, by the affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power on such proposal.